2004-2005 Saskatchewan Provincial Budget

The Hon. Harry Van Mulligen Minister of Finance	Supplementary Estimates November

General Revenue Fund Supplementary Estimates
Table of Contents
Introduction	3
Statement of Operations and Accumulated Deficit	5
Statement of Change in Net Debt	5
Fiscal Stabilization Fund	5
Schedule of Budgetary Appropriation	6
Schedule of Capital Appropriation	7
Schedule of Appropriation by Classification	8
Schedule of Lending and Investing Activities	9
Debt Redemption	9
Budgetary Appropriation - Executive Branch of Government
Agriculture, Food and Rural Revitalization	11
Corrections and Public Safety	11
Culture, Youth and Recreation	12
Health	12
Highways and Transportation Capital	13
Industry and Resources	13
Information Technology Office	13
Justice	13
Learning	14
Northern Affairs	14
Saskatchewan Property Management Corporation	14
Budgetary Appropriation - Legislative Branch of Government
Legislative Assembly	15
Amortization	15

(This page left blank intentionally)

Introduction

Supplementary Estimates are estimates of additional spending from the General Revenue Fund (GRF) that were not included in the Estimates presented with the Government’s Budget. The main purpose of Supplementary Estimates is to obtain the Legislature’s approval to spend additional money. Once the Legislature has reviewed and approved (voted) the additional spending, it will pass an Appropriation Act to provide that money.

Supplementary Estimates are prepared in accordance with section 12 of The Financial Administration Act, 1993 which requires that it include:

  Expenses to be voted on by the Legislature;

  Expenses that do not require voting by the Legislature (statutory);

  Loans, advances and investments to be voted on by the Legislature: and,

  Loans, advances and investments that do not require voting by the Legislature (statutory).

Voted and statutory expenses (including capital spending) are referred to as “Budgetary” appropriations.

Additional “to be voted” appropriations are presented in Supplementary Estimates by Vote (department), by subvote (major program area) and by allocation where the monies are required. The department’s mandate and subvote description provided in the Estimates apply to the Supplementary Estimates. Subvote descriptions for new subvotes are incorporated into the explanation for the purpose of additional monies required.

Reductions in statutory spending and reduction in utilization of voted appropriations (lapsing) are reflected on a Vote basis in the Schedule of Budgetary Appropriations.

Financial plans for the GRF Budget and Mid-Year Report reflect total expenses on an accrual basis of accounting. Expenses may differ from appropriations to be provided from the GRF particularly for spending on tangible capital assets such as land, highways, buildings and equipment. Spending on these assets must be appropriated when the asset is acquired. The impact of that spending on the GRF’s surplus (expensing of the asset) is recognized over the expected useful life of the asset.

The Financial Administration Act, 1993 requires that any monies appropriated by special warrant be included in the next Appropriation Act that is not for interim supply. Therefore, monies provided by special warrant are included in the Supplementary Estimates. Specific notes and explanations are included on money that has been provided by special warrant.

(This page left blank intentionally)

Statement of Operations and Accumulated Deficit

(in thousands of dollars)

	Original Estimated 2004-05	Revised Estimated 2004-05	Change 2004-05
Revenue	6,590,500	7,406,400	815,900
Operating Expense	6,147,533 [1]	6,317,024	169,491
Operating Surplus	442,967	1,089,376	646,409
Debt Servicing	(614,000)	(590,000)	24,000
Transfer from Fiscal Stabilization Fund	171,100 [2]	(210,100)	(381,200)
Surplus for the Year	67	289,276	289,209
Accumulated Deficit, Beginning of Year[3]	(5,418,297)	(5,469,112)	(50,815)[4]
Accumulated Deficit, End of Year	(5,418,230)	(5,179,836)	238,394
[1]	This amount includes an additional $13M provided to the Department of Health by Further Estimates prior to the passage of the main Appropriation Act.
[2]	This amount is adjusted by $13M to offset the increase provided to the Department of Health.
[3]	Starting in 2004-05, the General Revenue Fund has adopted accrual accounting for capital assets. The accumulated deficit is reflected on that basis.
[4]	This amount is due to a $46.1M adjustment to recognize a change in accounting treatment for transfers under the Net Income Stabilization Account, the variance between the 2003-04 forecast and actual surplus (on a full accrual basis) and changes in the valuation of capital assets.

Statement of Change in Net Debt

(in thousands of dollars)

	Original Estimated	Revised Estimated	Change
Annual Surplus	67	289,276	289,209
Acquisition of Capital Assets	(146,781)	(151,394)	(4,613)
Amortization of Capital Assets	104,263	105,884	1,621
(Increase) Decrease in Net Debt from Operations	(42,451)	243,766	286,217
Capital Assets transferred from Government Organizations	(151,872)	(151,872)	- - -
Net Debt at Beginning of Year	(7,012,057)	(7,056,226)	(44,169)	[1]
Net Debt at End of Year	(7,206,380)	(6,964,332)	242,048
[1]	This amount is due to a $46.1M adjustment to recognize a change in accounting treatment for transfers under the Net Income Stabilization Account and the variance between the 2003-04 forecast and actual change in net debt.

Fiscal Stabilization Fund

(in thousands of dollars)

	Original Estimated	Revised Estimated	Change
Fiscal Stabilization Fund, Beginning of Year	301,600	366,000	64,400	[1]
Transfer from (to) General Revenue Fund[2]	(171,100)	210,100	381,200
Fiscal Stabilization Fund, End of Year	130,500	576,100	445,600
[1]	This amount represents the difference between the 2003-04 forecast and actual transfer to the Fiscal Stabilization Fund.
[2]	The transfer from the General Revenue Fund to the Fiscal Stabilization Fund is a statutory appropriation.

Schedule of Budgetary Appropriation

(in thousands of dollars)

	Original Estimated 2004-05		Supplementary Estimated 2004-05	Estimated Reductions 2004-05	Revised Estimated 2004-05
Executive Branch of Government
Agriculture, Food and Rural Revitalization	264,809		40,000	- - -	304,809
Community Resources and Employment	602,254		- - -	- - -	602,254
Corrections and Public Safety	118,827		996	- - -	119,823
Culture, Youth and Recreation	42,141		9,527	- - -	51,668
Environment	162,380		- - -	(20,474)	141,906
Executive Council	7,371		- - -	- - -	7,371
Finance	40,011		- - -	- - -	40,011
- Public Service Pensions and Benefits	204,263		- - -	- - -	204,263
- Servicing Government Debt	614,000		- - -	(24,000)	590,000
Government Relations and Aboriginal Affairs[1]	195,105		- - -	- - -	195,105
Health	2,700,095	[2]	70,300	- - -	2,770,395
Highways and Transportation	169,182		- - -	- - -	169,182
Highways and Transportation Capital	125,565		1,208	- - -	126,773
Industry and Resources	56,551		12,000	- - -	68,551
Information Technology Office	2,609		1,715	- - -	4,324
Justice	199,823		1,085	- - -	200,908
Labour	14,187		- - -	- - -	14,187
Learning	1,099,282		131,415 [3]	- - -	1,230,697
- Teachers' Pensions and Benefits	119,123		- - -	- - -	119,123
Northern Affairs	5,225		363	- - -	5,588
Public Service Commission	8,210		- - -	- - -	8,210
Saskatchewan Property Management Corporation	16,808		470	- - -	17,278
Saskatchewan Research Council	7,779		- - -	- - -	7,779
Legislative Branch of Government					- - -
Chief Electoral Officer	761		- - -	- - -	761
Conflict of Interest Commissioner	122		- - -	- - -	122
Information and Privacy Commissioner	387		- - -	- - -	387
Legislative Assembly	18,695		267	(24)	18,938
Ombudsman and Children's Advocate	2,731		- - -	- - -	2,731
Provincial Auditor	5,755		- - -	- - -	5,755
Budgetary Appropriation	6,804,051	[2]	269,346	(44,498)[4]	7,028,899
"To be Voted" Appropriation	5,953,610		269,346	(20,474)	6,202,482
"Statutory" Appropriation	850,441		- - -	(24,024)	826,417
Appropriation to Expense - Reconciliation
Budgetary Appropriation	6,804,051		269,346	(44,498)	7,028,899
Amounts appropriated for previous year's expense	- - -		(76,365)	- - -	(76,365)
Acquisition of Capital Assets	(146,781)		(4,613)[5]	- - -	(151,394)
Amortization of Capital Assets	104,263		1,621	- - -	105,884
Budgetary Expense	6,761,533		189,989	(44,498)	6,907,024
[1]	Effective October 1, 2004 the department was restructured under The Government Organization Act and renamed Government Relations. A portion of the department was transferred to the new Department of First Nations and Metis Relations. For the remainder of the 2004-05 fiscal year, funding for both departments will remain under the original department structure.
[2]	This amount includes $13M provided by Further Estimates prior to passage of the 2004-05 main Appropriation Act.
[3]	This amount includes a $76.4M special warrant for Education Infrastructure Financing Corporation loans that were written-off in 2003-04. The loans were originally provided to finance learning facilities capital asset acquisitions.

[4]	Reductions include lower than originally estimated "statutory" spending and "to be voted" appropriations that are expected to lapse at fiscal year-end.
[5]	This amount includes appropriations for capital asset acquisitions provided by Supplementary Estimates and net transfers between capital and non-capital budgetary appropriations.

Schedule of Capital Appropriation

(in thousands of dollars)

Capital Asset Acquisitions	Original Estimated 2004-05	Supplementary Estimated 2004-05		Transfers From (to) Non-Capital Appropriations 2004-05	Revised Estimated 2004-05
Agriculture, Food and Rural Revitalization	570	- - -		(300)	270
Community Resources and Employment	1,155	- - -		- - -	1,155
Corrections and Public Safety	80	- - -		- - -	80
Environment	2,960	- - -		3,500	6,460
Executive Council	25	- - -		- - -	25
Finance	3,442	- - -		- - -	3,442
Health	275	- - -		- - -	275
Highways and Transportation	6,850	- - -		- - -	6,850
Highways and Transportation Capital	125,565	1,208		- - -	126,773
Industry and Resources	50	- - -		- - -	50
Justice	250	- - -		- - -	250
Labour	20	- - -		- - -	20
Learning	5,519	- - -		- - -	5,519
Legislative Assembly	20	205		- - -	225
Capital Asset Acquisitions	146,781	1,413		3,200	151,394

Capital Transfer Payments
Environment
Saskatchewan Watershed Authority	3,222	- - -		- - -	3,222
Government Relations and Aboriginal Affairs
Transit Vehicles for the Disabled	275	- - -		- - -	275
Rural Revenue Sharing - Roads and Other Infrastructure	3,250	- - -		- - -	3,250
Canada-Saskatchewan Infrastructure Program	22,658	- - -		- - -	22,658
Government House Redevelopment	1,250	- - -		- - -	1,250
Municipal Infrastructure	4,600	- - -		- - -	4,600
Health
Health Facilities	22,085	- - -		- - -	22,085
Medical Equipment	18,000	41,500		- - -	59,500
Highways and Transportation
Highways Facilities	800	- - -		- - -	800
Learning
K-12 Facilities	26,030	30,054	[1]	- - -	56,084
Post-Secondary Facilities	22,960	146,311	[1]	- - -	69,271
Saskatchewan Property Management Corporation
Government Buildings and Facilities	14,400	470		- - -	14,870
Capital Transfer Payments	139,530	118,335		- - -	257,865

Capital Appropriation	286,311	119,748		3,200	409,259
[1]	These amounts were provided by special warrant for Education Infrastructure Financing Corporation loans that were written-off in 2003-04. The loans were originally provided to finance learning facilities capital asset acquisitions.

Schedule of Appropriation by Classification

(in thousands of dollars)

	Government Delivered Programs				Transfers
		Supplier			Transfers for Public Service
Vote	Salaries	and Other Payments	Pensions/ Benefits	Capital	Operating	Pensions/ Benefits	Capital		Transfers to Individuals	2004-05 Total
Executive Branch of Government
Agriculture, Food and Rural Revitalization	400	100	- - -	- - -	- - -	- - -	- - -		39,500	40,000
Corrections and Public Safety	600	396	- - -	- - -	- - -	- - -	- - -		- - -	996
Culture, Youth and Recreation	801	3,303	- - -	- - -	5,423	- - -	- - -		- - -	9,527
Health	- - -	986	- - -	- - -	27,814	- - -	41,500		- - -	70,300
Highways and Transportation Capital	- - -	- - -	- - -	1,208	- - -	- - -	- - -		- - -	1,208
Industry and Resources	- - -	12,000	- - -	- - -	- - -	- - -	- - -		- - -	12,000
Information Technology Office	475	1,240	- - -	- - -	- - -	- - -	- - -		- - -	1,715
Justice	130	955	- - -	- - -	- - -	- - -	- - -		- - -	1,085
Learning	- - -	- - -	- - -	- - -	- - -	- - -	76,365	[1]	55,050	131,415
Northern Affairs	144	219	- - -	- - -	- - -	- - -	- - -		- - -	363
Saskatchewan Property Management Corporation	- - -	- - -	- - -	- - -	- - -	- - -	470		- - -	470

Legislative Branch of Government
Legislative Assembly	- - -	62	- - -	205	- - -	- - -	- - -		- - -	267
	2,550	19,261	- - -	1,413	33,237	- - -	118,335		94,550	269,346
[1]	This amount was provided by special warrant for Education Infrastructure Financing Corporation loans that were written-off in 2003-04. The loans were originally provided to finance learning facilities capital asset acquisitions.

Schedule of Lending and Investing Activities

(in thousands of dollars)

Disbursements	Original Estimated 2004-05	Revised Estimated 2004-05	Change 2004-05
Crown Corporations - Loans
Vote
165 Crown Investments Corporation of Saskatchewan	32,800	- - -	(32,800)
170 Education Infrastructure Financing Corporation	3,900	- - -	(3,900)
151 Municipal Financing Corporation of Saskatchewan	10,000	10,000	- - -
161 Saskatchewan Crop Insurance Corporation	- - -	50,000	50,000
152 Saskatchewan Power Corporation	101,600	264,100	162,500
153 Saskatchewan Telecommunications Holding Corporation	30,400	- - -	(30,400)
140 Saskatchewan Water Corporation	8,800	5,900	(2,900)
150 SaskEnergy Incorporated	68,100	50,000	(18,100)
Crown Corporations - Loans (Statutory)	255,600	380,000	124,400
Other - Loans
145 Highways and Transportation	1,050	1,050	- - -
171 Industry and Resources	7,500	7,500	- - -
169 Learning	66,000	66,000	- - -
163 Northern Affairs	2,010	2,010	- - -
Other - Loans (To Be Voted)	76,560	76,560	- - -
Loans	332,160	456,560	124,400
Investments
176 Contributions to Sinking Funds (Statutory)	89,392	88,372	(1,020)
146 Agriculture, Food and Rural Revitalization - Land (To Be Voted)	400	400	- - -
Investments	89,792	88,772	(1,020)
Disbursements	421,952	545,332	123,380

Debt Redemption

(in thousands of dollars)

	Original Estimated 2004-05	Revised Estimated 2004-05	Change 2004-05
Debt Redemption
Vote
175 Crown Enterprise Share (Statutory)	234,429	267,138	32,709
175 Government Share (Statutory)	1,109,073	1,211,298	102,225
	1,343,502	1,478,436	134,934

(This page left blank intentionally)

General Revenue Fund
Supplementary Estimates

For the Fiscal Year Ending March 31, 2005
(in thousands of dollars)

Voted Supplementary Estimates 2004-05
Budgetary Appropriation
Executive Branch of Government
Agriculture, Food and Rural Revitalization - Vote 1
Farm Stability and Adaptation (AG08)
Bovine Spongiform Encephalopathy Recovery Program	39,500
Financial Programs (AG09)
Financial Programs Management	500
40,000

Additional funding is required to provide for payments under Bovine Spongiform Encephalopathy programs.

Corrections and Public Safety - Vote 73
Administration (CP01)
Administration	455
Adult Corrections (CP04)
Adult Corrections Facilities	541
996

Additional funding is required to provide for increased costs in Administration and for costs in Adult Corrections due to incidents requiring increased security and use of contingency bed space in correctional facilities.

Supplementary Estimates

Continued
(in thousands of dollars)

		Voted Supplementary Estimates 2004-05
Culture, Youth and Recreation - Vote 27
Culture (CR03)
Centennial Operations Support	680
Centennial Initiatives	8,686	9,366
Recreation (CR09)
Recreation Operations Support		41
Heritage (CR07)
Heritage Operations Support		120
		9,527

Additional funding is required to support activities to celebrate Saskatchewan's Centennial in 2005 and to provide increased operational support, primarily directed at the federally-funded initiative to preserve and promote Canada's historic places.

Health - Vote 32
Provincial Health Services (HE04)
Provincial Targeted Programs and Services	15,814
Health Quality Council	1,000
Immunizations	986
Saskatchewan Health Information Network	4,000	21,800
Medical Services and Medical Education Programs (HE06)
Medical Services - Fee-for-Service	500
Medical Services - Non-Fee-for-Service	1,000	1,500
Regional Health Services (HE03)
Equipment - Capital Transfers	41,500
Regional Targeted Programs and Services	5,500	47,000
		70,300

Additional funding is required to provide for expansion of childhood immunization programs, health sector employee extended health benefit program and investment of new federal funding, arising from the First Ministers' meeting in September 2004, in health system wait list management, equipment, infrastructure, health provider retention, and system improvement.

Supplementary Estimates

Continued
(in thousands of dollars)

Voted Supplementary Estimates 2004-05
Highways and Transportation Capital - Vote 17
Airport Capital (HC03)
Airport Capital	1,208
1,208

Additional funding is required to provide for the Stony Rapids Provincial airport rehabilitation and upgrading capital project fully funded under the federal Airport Capital Assistance Program.

Industry and Resources - Vote 23
Investment Programs (IR07)
Northern Uranium Mines Rehabilitation	12,000
12,000

An appropriation is required to provide for the Province's expected share of multi-year costs associated with the clean-up of former uranium mine sites in northern Saskatchewan.

Information Technology Office - Vote 74
Information Management and Technology Initiatives (IT03)
Information Technology Initiatives	1,715
1,715

Additional funding is required to accelerate consolidation of information technology (IT) services across executive government in order to use IT resources more efficiently, support IT information security and privacy, and for increased support for on-line access to government programs.

Justice - Vote 3
Legal Services (JU04)
Civil Law	60
Public Prosecutions	797	857
Boards and Commissions (JU08)
Inquiries		228
		1,085

Additional funding is required to provide for costs related to civil actions and completion of the Neil Stonechild inquiry.

Supplementary Estimates

Continued
(in thousands of dollars)

Voted Supplementary Estimates 2004-05
Learning - Vote 5
Post-Secondary Education (LR11)
Post-Secondary Capital Transfers	46,311
K-12 Education (LR03)
School Capital Transfers	30,054
Education Property Tax Relief (LR09)
Education Property Tax Relief	55,050
131,415

An appropriation was provided by special warrant for Education Infrastructure Financing Corporation loans that were written-off in 2003-04. The loans were originally provided to finance learning facilities capital asset acquisitions. In addition, funding is required to provide for the first year of the government's two-year commitment for education property tax relief.

Northern Affairs - Vote 75
Administration (NA01)
Administration	65
Resource and Economic Development (NA04)
Resource and Policy Development	298
363

Additional funding is required to provide for Northern Uranium Mine Rehabilitation program coordination and administration, Environmental Quality Committee program delivery and incremental economic development funding.

Saskatchewan Property Management Corporation - Vote 53
Asset Renewal (SP02)
Asset Renewal	470
470

Additional funding is required to provide for 2005 Canada Summer Games site preparation in Wascana Park.

Supplementary Estimates

Continued
(in thousands of dollars)

Voted Supplementary Estimates 2004-05
Legislative Branch of Government
Legislative Assembly - Vote 21
Administration (LG01)
General Administration	267
267

Additional funding is required to provide for replacement of the audio system and access to computer use in the Legislative Chamber and for sound improvement to the Visitor Gallery.

Total Budgetary Appropriation - To Be Voted	269,346

Amortization

Capital assets and inventory require an appropriation in the fiscal year they are acquired. These assets are not expensed upon acquisition. Under accrual accounting, capital assets are charged as an expense over their useful service life as they are consumed. The consumption of capital assets is referred to as amortization and does not require an appropriation. Usage of inventory is classified as an operating expense, however, for Estimate purposes the changes in valuation of year-end inventory that does not require an appropriation is shown as an amortization expense.

Amortization of Capital Assets
Highways and Transportation	1,600
Legislative Assembly	21
Amortization is a non-voted, non-cash expense and is presented for information purposes only.	1,621
The amortization expense is increased to reflect the forecasted change in valuation of road maintenance aggregate (gravel) inventory, changes to highway infrastructure amortization and for asset amortization associated with capital enhancements in the Legislative Chamber.

(This page left blank intentionally)